                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              BRAZIL FAST FOOD CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

        [LOGO]

                             BRAZIL FAST FOOD CORP.
                               PRAIA DO FLAMENGO
                                 200-22O. ANDAR
                                 CEP 22210-030
                             RIO DE JANEIRO, BRAZIL

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 6, 1997

                            ------------------------

To the Stockholders of
  BRAZIL FAST FOOD CORP.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of BRAZIL FAST FOOD CORP., a Delaware corporation (the "Company"), will be held at the Rio Atlantica Hotel (Buzios Salon-Floor C), Av. Atlantica, 2964, Copacabana, Rio de Janeiro, Brazil, on Friday, June 6, 1997 at the hour of 10:00 a.m., for the following purposes:

    1) To elect five directors of the Company for the ensuing year.

    2) To transact such other business as may properly come before the Meeting.

    Only stockholders of record at the close of business on May 9, 1997 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          Rogerio Carlos Lamim Braz
                                          SECRETARY

Rio de Janeiro, Brazil
May 12, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY GIVING WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                             BRAZIL FAST FOOD CORP.
                               PRAIA DO FLAMENGO
                                 200-22O. ANDAR
                                 CEP 22210-030
                             RIO DE JANEIRO, BRAZIL
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

    This Proxy Statement is being mailed on or about May 12, 1997 to all stockholders of record at the close of business on May 9, 1997 in connection with the solicitation by the Board of Directors (the "Board") of Brazil Fast Food Corp., (the "Company") of Proxies for the Annual Meeting of Stockholders (the "Meeting") to be held on June 6, 1997. Proxies will be solicited by mail, and all expenses of preparing and soliciting such Proxies will be paid by the Company. All Proxies duly executed and received by the persons designated as proxy therein will be voted on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such Proxy or, in the absence of specified instructions, will be voted for the named nominees to the Board. The Board does not know of any other matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable. Any stockholder may revoke his Proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above. Attn: Corporate Secretary, by delivery of a subsequently dated Proxy or by attending the Meeting and voting in person.

    The total number of shares of the Company's Common Stock outstanding as of May 9, 1997 was 10,884,525. The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on May 9, 1997 will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 5,442,263 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming the presence of a quorum, a vote of a majority of the shares of Common Stock present and voting, in person or by proxy, at the Meeting is required to pass upon each of the matters presented. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Meeting, whereas broker nonvotes will not be counted for purposes of determining whether a proposal has been approved. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

    A list of stockholders entitled to vote at the meeting will be available at the Company's offices, Praia do Flamengo, 200-22o. Andar, CEP 22210-030, Rio de Janeiro, Brazil, for a period of ten days prior to the Meeting and at the Meeting itself for examination by any stockholder.

                             ELECTION OF DIRECTORS

    Five directors are to be elected at the Meeting to serve for a term of one year or until their respective successors are elected and qualified.

INFORMATION CONCERNING NOMINEES

    The following table sets forth the positions and offices presently held with the Company by each nominee, his age and his tenure as a director.

                                                                            POSITIONS AND OFFICES                 DIRECTOR
NAME                                                  AGE              PRESENTLY HELD WITH THE COMPANY              SINCE
------------------------------------------------      ---      ------------------------------------------------  -----------
Omar Carneiro da Cunha..........................          50   Chairman of the Board                                   1996
Peter van Voorst Vader..........................          43   Chief Executive Officer and Director                    1996
Ian S. Barnett..................................          42   Director                                                1996
Lawrence Burstein...............................          54   Director                                                1992
Jose Ricardo Bosquet Bomeny.....................          55   Director                                                1996

    OMAR CARNEIRO DA CUNHA has been President of ATT Brazil since September 1995. From 1967 until 1994, Mr. Carneiro da Cunha held a variety of positions with Shell Brasil S.A. and its affiliates including serving as President of Shell Brasil S.A. from 1992 until 1994. Mr. Carneiro da Cunha received a B.A. in Economics from the University of Political and Economical Sciences of Rio de Janeiro and a degree in Finance Administration from Fundacao Getulio Vargas.

    PETER J.F. VAN VOORST VADER has been Chief Executive Officer of the Company since March 1996. Prior thereto and from 1995, he was an independent business consultant. From 1992 until 1995, Mr. van Voorst Vader was a Retail Sales manager for Shell Nederland Verkoopmaatschappij B.V., overseeing the operations of 800 gas stations. From 1985 until 1992, Mr. van Voorst Vader held several positions with Shell Brasil including Sales Promotion Manager, Marketing Communications Manager and Retail Development Manager. From 1983 until 1985, he was employed by Shell International Petroleum Company as a Regional Brand and Communications Assistant for Africa, the Middle East, the Far East and South America. From 1980 to 1983, Mr. van Voorst Vader was a Commercial Assistant for Shell Italia. Mr. van Voorst Vader received a B.S. in Hotel Management from both the Hogere Hotel School in The Hague, Holland and Florida International University. Mr. van Voorst Vader also has a Masters Degree in International Business from Florida International University.

    IAN S. BARNETT is a founder of Heptagon Investments Limited and has been a director of such concern since February 1992. Between January 1991 and February 1992, Mr. Barnett was a private investor. From September 1986 to January 1991, Mr. Barnett was employed by UBS (Securities) Ltd. (now UBS Ltd.), the investment banking entity of Union Bank of Switzerland in London, where he developed corporate finance activity in the Nordic countries. From June 1979 until August 1985, Mr. Barnett was with the Toronto-Dominion Bank, where he held a number of positions in the Bank's Latin American Division, including business development throughout Latin America. Mr. Barnett is a graduate of Queen's University, Canada, and received an MBA from INSEAD, Fontainebleau, France.

    LAWRENCE BURSTEIN is and since March 1996 has been President, a director and the principal shareholder of Unity Venture Capital Associates Ltd., a private investment banking firm. He is also President, a director and principal shareholder of Unity First Acquisition Corp., a publicly held "blank check" company presently seeking to effect a Business Combination. Mr. Burstein, who was also President of the Company from its inception until March 1996, is a director of four other public companies, being, respectively, CAS Medical Systems, Inc. engaged in the manufacture and marketing of blood pressure monitors and other medical products principally for the neonatal market, The MNI Group Inc., engaged in the marketing of specially formulated health foods, T-HQ, Inc., a developer of electronic game cartridges, and USCI, Inc., engaged in centralized automated computer-based cellular telephone activation services on a nationwide basis to mass merchandisers and direct response marketing companies. Mr. Burstein received an LL.B. from Columbia Law School.

    JOSE RICARDO BOSQUET BOMENY founded BigBurger Ltda. in 1975 and was its President until its acquisition by the Company in July 1996. He currently owns another fast food business, which is non-competitive with the business of the Company, as well as six gas stations and two parking lots.

    Incumbent directors stand for election at the Company's Annual Meeting of Stockholders and will serve until their successors are duly elected and qualified.

INFORMATION CONCERNING THE BOARD

    The Board held four meetings during the year ended December 31, 1996. All then incumbent directors attended 100% of such meetings.

    The Audit Committee of the Board is charged with the review of the activities of the Company's independent auditors (including, but not limited to, fees, services and scope of audit). The Audit Committee is presently composed of Messrs. Carneiro da Cunha and van Voorst Vader, the latter serving in an EX OFFICIO, non-voting capacity. The Audit Committee did not meet during 1996.

    The Company does not have a nominating committee, charged with the search for and recommendation to the Board of potential nominees for Board positions, a compensation committee charged with reviewing and recommending to the Board compensation programs for the Company's officers or a stock option committee charged with selecting option recipients and the exercise prices and other terms and conditions of their respective options. These functions are performed by the Board as a whole.

DIRECTORS' COMPENSATION

    Directors receive no cash compensation for attending Board meetings other than reimbursement of reasonable expenses incurred in attending such meetings.

    In order to compensate members of the Board for the first year of service as such, options to purchase 17,500 shares of the Company's Common Stock were granted to each director other than Omar Carneiro da Cunha on October 23, 1996. Mr. Carneiro da Cunha, who serves as Chairman of the Board, was granted options to purchase 25,000 shares of the Company's Common Stock on that date. All such options are exercisable at $3.25 per share, the market price of the Company's Common Stock on the date of grant, at any time and from time to time through October 23, 2001.

    The Company presently anticipates that it will continue to compensate its directors on an annual basis for their services through grants of five-year options, exercisable at the prevailing market price of the Company's Common Stock on the respective grant dates, with the next such grants scheduled to be made on the date of the Meeting.

                             EXECUTIVE COMPENSATION

    Set forth below is the aggregate compensation for services rendered in all capacities to the Company during the years ended December 31, 1996, 1995 and 1994 by its Chief Executive Officer and each of its two most highly compensated executive officers whose compensation exceeded $100,000 during the year ended December 31, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                          ANNUAL COMPENSATION                        AWARDS               PAYOUTS
                                               ------------------------------------------  --------------------------  -------------
                                                                              OTHER         RESTRICTED                   LONG TERM
NAME AND                            FISCAL                                   ANNUAL            STOCK       NUMBER OF     INCENTIVE
PRINCIPAL POSITION                   YEAR      SALARY(1)      BONUS       COMPENSATION        AWARDS        OPTIONS       PAYOUTS
--------------------------------  -----------  ----------  -----------  -----------------  -------------  -----------  -------------
Peter van Voorst Vader..........        1996   $  114,750   $   --             --               --           167,500        --
  Chief Executive Officer               1995   $   --       $   --             --               --            --            --
                                        1994   $   --       $   --             --               --            --            --

Rogerio Carlos Lamim Braz.......        1996   $  140,466   $   --             --               --           120,000        --
  President                             1995   $   --       $   --             --               --            --            --
                                        1994   $   --       $   --             --               --            --            --

Marcos Bastos Rocha.............        1996   $   90,553   $   --             --               --            35,000        --
  Vice President--Finance               1995   $   --       $   --             --               --            --            --
                                        1994   $   --       $   --             --               --            --            --


                                       ALL
NAME AND                              OTHER
PRINCIPAL POSITION                COMPENSATION
--------------------------------  -------------
Peter van Voorst Vader..........    $  --
  Chief Executive Officer           $  --
                                    $  --
Rogerio Carlos Lamim Braz.......    $  --
  President                         $  --
                                    $  --
Marcos Bastos Rocha.............    $  20,000(2)
  Vice President--Finance           $  --
                                    $  --

------------------------

(1) Commencing March 20, 1996 through December 31, 1996.

(2) Represents a lump-sum payment intended to compensate Mr. Rocha for the loss of a like amount bonus that he would have been entitled to receive from his prior employer had he not accepted employment by the Company.

    Set forth below is information with respect to grants of stock options during the year ended December 31, 1996:

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                      PERCENT
                                                                     OF TOTAL
                                                                      PERCENT
                                                                     OF TOTAL
                                                        NUMBER OF     OPTIONS           EXERCISE
                                                         SHARES     GRANTED TO             OR                           GRANT
                                                       UNDERLYING    EMPLOYEES            BASE                           DATE
                                                         OPTIONS     IN FISCAL           PRICE           EXPIRATION    PRESENT
NAME                                                     GRANTED       YEAR              ($/SH)             DATE       VALUE(1)
-----------------------------------------------------  -----------  -----------        ----------        -----------  ----------
Peter van Voorst Vader...............................     150,000        30.43%   $       5   5/32         3/19/01    $  694,500
                                                           17,500                 $       3   1/4         10/23/01       $51,275

Rogerio Carlos Lamim Braz............................     120,000        52.17%   $       5   5/32         3/19/01    $  548,400

Marcos Bastos Rocha..................................      35,000         8.70%   $       4   13/16        4/4/01     $  158,550

------------------------

(1) The fair value of each option grant is estimated on the date of grant using the Black Scholes option pricing model with the following weighted average assumptions used for grants in 1996: risk free interest rate of 6.26%; no expected dividend yield; expected lives of 5 years; and no expected stock price volatility of 142%.

    Set forth below is further information with respect to unexercised options to purchase the Company's Common Stock under the Company's stock option plan:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                                              VALUE OF
                                                                                                             UNEXERCISED
                                                                                 NUMBER OF UNEXERCISED      IN-THE-MONEY
                                                  NUMBER OF                      SECURITIES UNDERLYING         OPTIONS
                                                   SHARES                       OPTIONS AT DECEMBER 31,    AT DECEMBER 31,
                                                  ACQUIRED                                1996                  1996
                                                     ON             VALUE      --------------------------  ---------------
NAME                                              EXERCISE        REALIZED     EXERCISABLE  UNEXERCISABLE    EXERCISABLE
---------------------------------------------  ---------------  -------------  -----------  -------------  ---------------
Peter van Voorst Vader.......................        --              --            17,500        150,000         --
Rogerio Carlos Lamim Braz....................        --              --            30,000         90,000         --
Marcos Bastos Rocha..........................        --              --             5,000         30,000         --


NAME                                             UNEXERCISABLE
---------------------------------------------  -----------------
Peter van Voorst Vader.......................         --
Rogerio Carlos Lamim Braz....................         --
Marcos Bastos Rocha..........................         --

EMPLOYMENT AGREEMENTS

    Mr. van Voorst Vader is party to an employment agreement with the Company, which commenced on March 19, 1996 and is scheduled to expire in June 1999, which calls for him to serve as the Company's Chief Executive Officer at a current salary of $120,000 per annum, with provision for annual bonuses based upon future results of operations, in such amounts, if any, as may be determined from time to time at the discretion of the Board. At the time Mr. van Voorst Vader entered into this employment agreement, he also received options to purchase an aggregate of 150,000 shares of the Company's Common Stock, of which 50,000 shares will become available for purchase on March 19, 1997, 1998 and 1999, respectively. The exercise price of Mr. Van Voorst Vader's options, which will expire on the earlier of (i) March 19, 2001 or (ii) the termination of Mr. Van Voorst Vader's employment with the Company, was $5 5/32 (the market price of the Company's Common Stock on March 19, 1992.

    Mr. Braz also entered into an employment agreement with the Company on March 19, 1996, which calls for him to serve as the Company's President and Chief Operating Officer through June 1999 at a current salary of $198,000 per annum. The agreement also provides that Mr. Braz may receive annual bonuses based upon future results of operations, the amounts, if any, to be determined at the discretion of the Board. In addition, Mr. Braz received options to purchase an aggregate of 120,000 shares of the Company's Common Stock, of which 30,000 shares could be purchased immediately upon their grant. Mr. Braz may purchase an additional 30,000 shares on each of March 19, 1997, 1998 and 1999, respectively. The exercise price of all such options, which will expire on the earlier of (i) March 19, 2001 or (ii) the termination of Mr. Braz' employment with the Company, is $5 5/32 (the market price of the Company's Common Stock on March 19, 1996).

    Mr. Rocha is a party to an employment agreement with the Company that affords him current compensation of $134,500 per annum. This employment agreement, which commenced on June 1, 1996 and is scheduled to expire in June 1999, contains a discretionary bonus provision substantially identical to those contained in the respective employment agreements of Messrs. van Voorst Vader and Braz. In addition, Mr. Rocha received a lump sum payment of $20,000 to compensate him for the loss of a like amount bonus payment that he would have received had he remained in the employ of Cyanamid, as well as options to acquire an aggregate of 35,000 shares of the Company's Common Stock, of which 5,000 shares could be purchased immediately, with the balance becoming available for purchase on a cumulative basis at the rate of 10,000 shares on June 1, 1997, 1998 and 1999, respectively. The exercise price of these options, which will expire on the earlier of June 1, 2001 or the termination of Mr. Rocha's employment, was $4 13/16 (the market price of the Company's Common Stock on June 1, 1996).

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

    The employment arrangements between the Company and each of its three executive officers provide that if the Company terminates the employment of any of them, other than for cause, following a change of control, or any such person voluntarily terminates such employment within 180 days subsequent to a change of control, the Company shall be obligated to pay to such person an amount of money equal to 2.9 times his base amount (a term defined in the Internal Revenue Code of 1986, as amended (the "Code"), which essentially is such person's annualized compensation).

    Further, all options, warrants and other rights to acquire securities of the Company theretofore granted by the Company to any of such persons and outstanding upon a change of control shall fully vest and become immediately exercisable thereupon.

    Change of control is defined under the aforementioned employment arrangements as either (i) the acquisition by a person or group of persons acting in concert of 20% or more beneficial ownership of the Company's Common Stock or (ii) the commencement or announcement of an intention to make a tender or exchange offer for 30% or more beneficial ownership of the Company's Common Stock or (iii) the acquisition by a person or group of persons acting in concert of 10% or more beneficial ownership of the Company's Common Stock, when such persons' ownership interest is deemed by the Board to have a material adverse impact on the business or prospects of the Company.

REPORT ON EXECUTIVE COMPENSATION

    The Company does not have a compensation committee charged with reviewing and recommending to the Board compensation programs for the Company's executive officers. These functions are performed by the Board as a whole.

    COMPENSATION PHILOSOPHY

    The Company believes that executive compensation should:

    - provide motivation to achieve goals by tying executive compensation to Company performance, as well as affording recognition of individual performance.

    - provide compensation reasonably comparable to that offered by other companies in a similar industry, and

    - align the interests of executive offices with the long-term interests of the Company's stockholders through the award of equity purchase opportunities.

    The Company's compensation plan is designed to encourage and balance the attainment of short-term operational goals, as well as the implementation and realization of long-term strategic initiatives. As greater responsibilities are assumed by an executive officer, a larger portion of compensation is "at risk."

    This philosophy is intended to apply to all management, including the Company's Chief Executive Officer, Peter van Voorst Vader.

    COMPENSATION PROGRAM

    The Company's executive compensation program has two major components: base salary and long-term equity incentives.

    The Company seeks to position total compensation at or near the median levels of other companies in a similar industry in Brazil.

    Individual performance reviews are generally conducted annually. Increases in fiscal year 1996 were based on an individual's sustained performance and the achievement of the Company's revenue, income and earnings per share goals. The Company does not assign specific weighting factors when measuring performance; rather, subjective judgment and discretion is exercised in light of the Company's overall compensation philosophy.

    Base salary is determined by evaluating individual responsibility and performance.

    The Board believes that executive officers who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value should have a significant equity stake in the Company's on-going success. Accordingly, one of the Company's principal motivation methods has been the award of stock options. In addition to financial benefits to executive officers, if the price of the Company's Common Stock during the term of any such option increases beyond such option's exercise price, the program also creates an incentive for executive officers to remain with the Company since options generally vest and become exercisable over a five-year period and the first increment is not exercisable until one year after the date of grant.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Peter van Voorst Vader's compensation is determined substantially in conformity with the compensation philosophy, discussed above, that is applicable to all of the Company's executive officers. Performance is measured against predefined financial, operational and strategic objectives.

    In establishing Mr. van Voorst Vader's base salary, the Board took into account both corporate and individual achievements.

    Mr. van Voorst Vader's performance objectives included quantitative goals related to increasing revenues and earnings per share. His goals also included significant qualitative objectives such as evaluating acquisition opportunities.

    In measuring Mr. van Voorst Vader's performance against these goals, the Board took note of the fact that Venbo's system-wide sales for the nine months ended December 31, 1996, if annualized, would reflect an approximately 11.5% increase over 1995 levels. Note was also taken of the quarter to quarter reduction in 1996 operating losses subsequent to March 19, 1996. In addition, under Mr. van Voorst Vader's leadership, the Company acquired the Mr. Theo and BigBurger chains in June 1996 and July 1996, respectively. These two acquisitions have positioned the Company as the second largest hamburger fast food restaurant chain in Brazil in terms of revenues.

    TAX CONSIDERATIONS

    Section 162(m) of the Code generally limits the deductibility of compensation in excess of $1 million paid to the chief executive officer and the four most highly compensated officers. Certain performance-based compensation is excluded by Section 162(m)(4)(C) of the Code in determining whether the $1 million cap applies. Currently the total compensation, including salary, bonuses and excludable stock options for any of the named executives does not exceed this limit. If in the future this regulation becomes applicable to the Company, the Board will not necessarily limit executive compensation to that which is deductible, but will consider alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its overall compensation objectives and philosophy.

    SUMMARY

    The Board will continue to review the Company's compensation programs to assure such programs are consistent with the objective of increasing stockholder value.

                             THE BOARD OF DIRECTORS

                        Omar Carneiro da Cunha, CHAIRMAN
                             Peter van Voorst Vader
                                  Ian Barnett
                               Lawrence Burstein
                          Jose Ricardo Bosquet Bomeny

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the year ended December 31, 1996, the following officers participated in discussions concerning executive officer compensation: Peter van Voorst Vader, Rogerio Carlos Lamim Braz and Marcos

Bastos Rocha. Each of the named persons did not participate in discussions concerning his own compensation.

    All options, warrants and other rights to acquire securities of the Company held by the Company's directors shall fully vest and become immediately exercisable following a change of control.

PERFORMANCE GRAPH

    The following graph shows the cumlative total return to stockholders from April 8, 1994 (the date of the Company's initial public offering of its equity securities) through December 31, 1996 with the cumulative total return of the Standard and Poor's 500 Stock Index and the Standard and Poor's Restaurants Index during the same period. This presentation assumes that $100 was invested on April 8, 1994, and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      CUMULATIVE TOTAL RETURN TO STOCKHOLDERS
                                                      Brazil Fast Food Corp.    S&P 500    S&P Restaurants
4/8/94                                                               $100.00    $100.00            $100.00
12/30/94                                                              100.71     104.93              99.46
6/30/95                                                               114.12     124.96             129.96
12/29/95                                                              118.38     144.31             149.18
6/28/96                                                               114.71     158.87             152.92
12/31/96                                                               82.35     177.42             147.40

Total Return Analysis
                        4/8/94          12/30/94        6/30/95         12/29/95        6/28/96         12/31/96
Brazil Fast Food Corp.  $100.00         $100.71         $114.12         $118.38         $114.71         $ 82.35
S&P 500                 $100.00         $104.93         $124.96         $144.31         $158.87         $177.42
S&P Restaurants         $100.00         $ 99.46         $129.96         $149.18         $152.92         $147.40

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of May 9, 1997, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of the Company's Common Stock held by (i) each person known by the Company to be the owner of more than 5% of its outstanding shares of Common Stock, (ii) each director and (iii) all executive officers and directors as a group:

                                                                  AMOUNT AND NATURE
NAME AND ADDRESS OF                                                 OF BENEFICIAL          APPROXIMATE
  BENEFICIAL OWNER                                                   OWNERSHIP(1)      PERCENTAGE OF CLASS
----------------------------------------------------------------  ------------------  ---------------------
Shampi Investments A.E.C........................................        1,046,422                 9.7%
  L.G. Smith Boulevard
  Punto Brabo
  Oranjestad, Aruba
Peter van Voorst Vader..........................................        1,089,922(2)             10.1%
  Prudente de Moraes
  1033/703
  Ipanema 22420-043
  Rio de Janeiro, Brazil
Ian S. Barnett..................................................           28,611                   *
  c/o Heptagon Securities Ltd.
  Broughton House
  6-8 Sackville Street
  London W1X 1DD
  United Kingdom
Lawrence Burstein...............................................          387,500(3)(4)             3.6%
  245 Fifth Avenue
  New York, NY 10016
Omar Carneiro da Cunha..........................................           37,500                 0.3%
  c/o Bond Consultoria Empresarial S/C Ltda.
  Praia do Flamengo
  200-22o. Andar
  CEP 22210-030
  Rio de Janeiro, Brazil
BigBurger Ltda..................................................        1,520,000                14.1%
  Rua Lauro Muller
  116/2005
  Rio de Janeiro, Brazil
Jose Ricardo Bosquet Bomeny.....................................        1,537,500(5)                *
  c/o BigBurger Ltda.
  Rua Lauro Muller
  116/2005
  Rio de Janeiro, Brazil
All executive officers and directors
  as a group (7 persons)........................................        3,140,033(6)             29.1%

------------------------

*   Less than 1%.

(1) As used herein, beneficial ownership means the sole or shared power to vote or direct the voting of a security or the sole or shared power to invest or dispose or direct the investment or disposition of a security. Except as otherwise indicated, all persons named herein have (i) sole voting power and investment power with respect to their shares of the Company's Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of the Company's Common Stock. With respect to each stockholder, includes any shares issuable upon exercise of all warrants held by such stockholder that are currently exercisable or will become exercisable within 60 days of May 9, 1997.

(2) Includes 1,046,422 shares owned by Shampi Investments A.E.C. ("Shampi"), of which Mr. van Voorst Vader is the sole shareholder.

(3) Includes 11,111 shares owned by Trinity Capital Corp. ("Trinity Capital"), an investment banking firm of which Mr. Burstein is a principal. Mr. Burstein shares voting and investment power over these shares.

(4) Includes 44,444 shares owned by members of Mr. Burstein's family. Mr. Burstein disclaims any voting or investment power over these shares.

(5) Includes 1,520,000 shares owned by BigBurger Ltda., of which Mr. Bomeny is a principal shareholder.

(6) Includes (i) 11,111 shares owned by Trinity Capital, (ii) 44,444 shares owned by members of Mr. Burstein's family, (iii) 1,046,422 shares owned by Shampi, and (iv) 1,520,000 shares owned by BigBurger Ltda.

VOTING AGREEMENT

    Mr. Burstein, together with three former officers and/or directors of the Company (collectively, the "Former Company Principals"), Shampi and Mr. Bomeny are parties to a Voting Agreement (the "Voting Agreement") which provides that each of the parties will use all reasonable efforts to cause management of the Company to nominate as directors of the Company, respectively, two designees of the Former Company Principals, three designees of Shampi and Mr. Bomeny.

    The Voting Agreement, in general, does not restrict the transferability of shares held by the parties thereto. However, any party to the Voting Agreement desiring to transfer its shares to an "Affiliate" (as defined in the Voting Agreement), must first obtain such Affiliate's written consent to be bound by the terms of the Voting Agreement.

    The Voting Agreement will expire on March 18, 2002.

COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company;s officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC rule to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during the year ended December 31, 1996, all filing requirements applicable to officers, directors and greater than 10% beneficial owners were complied with except that each officer and director (other than Mr. Bomeny) was not timely in filing his initial report of beneficial ownership and one monthly report of one transaction, respectively.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the Company's 1998 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8, promulgated under the Exchange Act, must be received by the Company's offices in Rio de Janeiro, Brazil by January 30, 1998 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                PROXY

                       BRAZIL FAST FOOD CORP.
                         PRAIA DO FLAMENGO
                           200-22O. ANDAR
                            CEP 22210-030
                       RIO DE JANEIRO, BRAZIL

                     ------------------------------
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     ------------------------------

     The undersigned hereby appoints Peter van Voorst Vader and Rogerio Carlos Lamim Braz, or either of them, attorneys or attorney of the undersigned, for and in the name(s) of the undersigned, with power of substitution and revocation in each to vote any and all shares of Common Stock of Brazil Fast Food Corp. (the "Company"), which the undersigned would be entitled to vote as fully as the undersigned could if personally present at the Annual Meeting of Stockholders of the Company to be held on June 6, 1997 at 10:00 A.M. at the Rio Atlantica Hotel (Buzios-Salon-Floor C), Av. Atlantica, 2964, Copacabana, Rio de Janeiro, Brazil, and at any adjournment or adjournments thereof, upon the following items of business more fully described in the notice of and proxy statement for such Annual Meeting (receipt of which is hereby acknowledged):

                       (CONTINUED ON OTHER SIDE)

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.




                    FOR ALL NOMINEES      WITHHOLD
                   (except as marked     AUTHORITY
                   to the contrary)  to vote for all nominees


1) To elect five         /   /                 /   /          NOMINEES:                    2) To transact such other business
   directors of                                                 Omar Carneiro da Cunha       as may properly come before the
   the Company for the ensuing year.                            Peter van Voorst Vader       Meeting.
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO                        Ian S. Barnett
VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT                      Lawrence Burstein            Only stockholders of record at the
NOMINEE'S NAME IN THE SPACE PROVIDED                            Jose Ricardo Bosquet Bomeny  close of business on May 9, 1997
ABOVE)                                                                                       are entitled to notice of and to vote
                                                                                             at the Meeting or any adjournment
                                                                                             thereof.

                                                                                             WHETHER OR NOT YOU PLAN TO ATTEND
--------------------------------------                                                       THE MEETING, PLEASE SIGN AND DATE
                                                                                             THE ENCLOSED PROXY, WHICH IS
                                                                                             SOLICITED BY THE BOARD OF DIRECTORS
                                                                                             OF THE COMPANY, AND PROMPTLY RETURN
                                                                                             IT IN THE PRE-ADDRESSED ENVELOPE
                                                                                             PROVIDED FOR THAT PURPOSE.  ANY
                                                                                             STOCKHOLDER MAY REVOKE HIS PROXY AT
                                                                                             ANY TIME BEFORE THE MEETING BY GIVING
                                                                                             WRITTEN NOTICE TO SUCH EFFECT, BY
                                                                                             SUBMITTING A SUBSEQUENTLY DATED PROXY
                                                                                             OR BY ATTENDING THE MEETING AND VOTING
                                                                                             IN PERSON.






Signature:                                   Date:                   Signature:                                 Date
           ---------------------------------     --------------------          ---------------------------------    -------
NOTE:  (Signature should be the same as the name printed hereon.  Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)

